EXHIBIT 77C

RESULTS OF SHAREHOLDERS MEETING
(unaudited)

A Special Meeting of the AllianceBernstein Global Government Income Trust, Inc. (the "Fund") was held on November 15, 2005 and adjourned until December 6, 2005, and December 19, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Directors, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December 6, 2005 Meeting, with respect to the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification as non-fundamental with changes to the Fund's investment objectives, the required number of outstanding shares voted in favor of each proposal, and each proposal was approved. At the December 19, 2006 Meeting, with respect to the second item of business, the approval to amend and restate the Charter of the Fund, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. A description of each proposal and number of shares voted at the Meetings are as follows (the proposal numbers shown below correspond to the proposal numbers in the Fund's proxy statement):

                                    Voted           Withheld
                                    For             Authority
1. The election of the Directors,
   each such Director to serve a
   term of an indefinite duration
   and until his or her successor
   is duly elected and qualifies.
   Ruth Block                       137,895,664     4,586,969
   David H. Dievler                 137,877,597     4,605,036
   John H. Dobkin                   137,978,376     4,504,257
   Michael J. Downey                137,947,218     4,535,415
   William H. Foulk, Jr.            137,872,129     4,610,504
   D. James Guzy                    137,543,421     4,939,212
   Marc O. Mayer                    137,973,426     4,509,207
   Marshall C. Turner, Jr.          137,924,746     4,557,887

                                Voted        Voted                 Broker
                                For          Against    Abstained  Non-Votes
2. The amendment and restatement
 of the Fund's charter, which
repealed in its entirety all
currently existing charter
provisions and substituted in
lieu thereof new provisions set
forth in the Form of Articles of
Amendment and Restatement
attached to the Fund's Proxy
Statement as Appendix D.        107,224,120  4,408,665  6,707,827  0.000

3.  The amendment, elimination,
or reclassification as non-
fundamental of the fundamental
investment restrictions
regarding:
3.B. Issuing Senior Securities
and Borrowing Money             103,028,062  6,661,940  2,511,398  29,355,111
3.D. Concentration of
Investments                     103,624,576  5,977,371  2,599,454  29,355,111
3.E. Real Estate and Companies
that Deal in Real Estate        103,642,665  6,042,528  2,516,207  29,355,111
3.F. Commodity Contracts and
Futures Contracts               103,216,344  6,428,082  2,556,975  29,355,111
3.G. Loans                      103,121,089  6,513,991  2,566,320  29,355,111
3.H. Joint Securities Trading
Accounts                        103,368,066  6,203,905  2,629,429  29,355,111
3.I. Exercising Control         103,554,405  6,002,486  2,644,509  29,355,111
3.J. Other Investment
Companies                       103,466,742  6,126,148  2,608,510  29,355,111
3.K. Oil, Gas and Other Types
of Minerals or Mineral Leases   103,731,640  5,965,625  2,504,134  29,355,111
3.L. Purchases of Securities
on Margin                       102,760,589  6,953,893  2,486,917  29,355,111
3.M. Short Sales                102,888,869  6,770,947  2,541,583  29,355,111
3.N. Pledging, Hypothecating,
 Mortgaging, or Otherwise
Encumbering Assets              102,879,648  6,744,249  2,577,503  29,355,111
3.P. Warrants                   103,188,141  6,360,300  2,652,959  29,355,111
3.R. Requirement to Invest in
Specific Investments            103,713,657  6,005,255  2,482,488  29,355,111
3.V. Option Transactions        103,180,024  6,467,487  2,553,889  29,355,111
4.B. The reclassification as
Non-fundamental and changes to
Specific Fund's Investment
Objectives.                      99,767,740  5,341,255  7,092,404  29,355,111